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Exhibit 99.2

Notice From
Regal Entertainment Group
Regarding
3 3/4% Convertible Senior Notes Due May 15, 2008

CUSIP: 758766AA7 and 758766AB5
ISIN: US 758766AA70 and US758766AB53

May 13, 2004

        In accordance with the Indenture, dated as of May 28, 2003, among Regal Entertainment Group (the "Company") and U.S. Bank National Association, as Trustee (the "Indenture"), regarding the Company's 3 3/4% Convertible Senior Notes Due May 15, 2008 (the "Notes"), the Company hereby notifies you that it has declared an extraordinary cash dividend of $5.00 per Class A and Class B common share, payable on June 2, 2004, to the Company's stockholders of record on May 21, 2004. The ex-dividend date for the dividend is June 3, 2004. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture. Pursuant to Section 10.1(a)(3) of the Indenture, each Holder of the Notes has the right to convert its Notes in accordance with the terms of the Indenture. A Holder may surrender its Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place.

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  Exhibit 99.2